Exhibit 99.(j)


                         CONSENT OF INDEPENDENT AUDITORS




We  hereby  consent  to the  incorporation  by  reference  in the  Statement  of
Additional Information constituting part of the Lazard Funds, Inc. Post-Effective Amendment No. 28 to Registration Statement on Form N-1A of our report dated February 6, 2003, relating to the financial statements and financial highlights of the Lazard Funds, Inc. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the captions "Independent Public Accountants" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.



                                                      Anchin, Block & Anchin LLP



April 28, 2003